                                                                       Exhibit 3


                                                                           FINAL
                                                                  EXECUTION COPY
                                                                  --------------



                        AGREEMENT FOR PURCHASE AND SALE
                                       OF
                      ERICSSON INC. MOBILE TERMINAL UNITS


                                    BETWEEN

                                 ERICSSON INC.

                                      AND

                         OMNIPOINT COMMUNICATIONS INC.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                               TABLE OF CONTENTS

RECITALS...........................................................................   1

AGREEMENT..........................................................................   1

1. DEFINITIONS.....................................................................   2

2. PRODUCTS; PURCHASE ORDERS AND SCOPE OF SUPPLY...................................   4
   2.1 SCOPE OF AGREEMENT; PRODUCTS................................................   4
   2.2 PRODUCTS....................................................................   4
   2.3 PERSONS AUTHORIZED TO PURCHASE; SUPPLY OF DELIVERABLES AND PURCHASE ORDERS..   5
   2.4 TECHNICAL INTERFACE.........................................................   6
   2.5 POINT-OF-SALE PACKAGING.....................................................   7
   2.6 PRODUCT TEST INSTRUMENTATION................................................   8
   2.7 ACCESSORIES.................................................................   8
   2.8 UPDATE TO CHANGED STANDARDS.................................................   8
   2.9 CO-BRANDED PRODUCTS.........................................................   9
   2.10 ALLOCATION OF PRODUCTION...................................................  10
   *                            ...................................................  11
   *                            ...................................................  11
   2.13 SOFTWARE LICENSE...........................................................  12
   2.14 DATABASE...................................................................  12
   2.15 COUNTRY OF ORIGIN..........................................................  12
                         ..........................................................  12
   2.17 ADVERTISING DISPLAY MATERIAL...............................................  12
   2.18 COMPATIBILITY WITH DISABLED OR HANDICAPPED END-USERS.......................  12
   2.19 CONTINUING PURCHASES.......................................................  13
   *                        .......................................................  13

3. CUSTOMER REPRESENTATIVE.........................................................  13
   3.1 CUSTOMER REPRESENTATIVE.....................................................  13
   3.2 CUSTOMER REPRESENTATIVE DUTIES..............................................  13
   3.3 UPDATE MEETINGS.............................................................  13
   3.4 BUYER'S PARTICIPATION IN PRODUCT DEVELOPMENT................................  14

4. QUALITY ASSURANCE...............................................................  14
   4.1 MARKET VERIFICATION TEST; COMMERCIAL TEST PROCEDURE.........................  14
   4.2 SAMPLE TESTING..............................................................  15
   4.3 ISO 9000 COMPLIANCE; AUDITS.................................................  15
   4.4 INCOMING INSPECTION.........................................................  15

5. PRICES.........................................................................   15
   5.1 PICE LIST                                 .................................   15
   *                         .....................................................   17
   5.3 RETURN POLICY..............................................................   19
   5.4 TAXES AND OTHER CHARGES....................................................   19
   5.5 PRICES INCLUDE.............................................................   19
   5.6 SELLER TO HOLD BUYER HARMLESS..............................................   19
   5.7 PRICES DETERMINED AT TIME OF SHIPMENT......................................   19

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION


6. INVOICING AND TERMS OF PAYMENT.........................................  19
 6.1 INVOICE UPON SHIPMENT................................................  19
 6.2 INVOICE DETAIL AND ELECTRONIC VERSION................................  19
 6.3 PAYMENT..............................................................  19
 6.4 PAST DUE PAYMENTS....................................................  19
 6.5 AMOUNTS IN DISPUTE...................................................  20
 *                     ...................................................  20

8. TRADEMARKS AND LOGOS ..................................................  20
  8.1 BUYER'S LOGO ON PRODUCTS; ADVANCE CONSENT OF BUYER FOR OTHER LOGOS..  20
  8.2 LIMITED USE OF MARKS................................................  20
  8.3 ARTWORK AND REPRODUCTION............................................  21

9. ORDERS ................................................................  21
  9.1 ORDER FORECAST; INITIAL ORDER.......................................  21
  9.2 ISSUANCE, ACKNOWLEDGMENT AND ACCEPTANCE OF PURCHASE ORDER...........  24
  9.3 ELECTRONIC DOCUMENT INTERCHANGE.....................................  25
  9.4 WAREHOUSING.........................................................  25
  9.5 INABILITY TO MEET REQUIRED SHIPPING DATE............................  25
  *                                           ............................  25
  9.7 DISCREPANCIES.......................................................  26
  9.8 DELIVERY............................................................  27
  9.9 MODIFICATIONS TO PURCHASE ORDER.....................................  27
  9.10 FURTHER DESCRIPTION................................................  28

10. TERM..................................................................  28
  10.1 TERM...............................................................  28
  10.2 EXTENDED TERM FOR CERTAIN PROVISIONS...............................  28

11. TITLE AND RISK OF LOSS................................................  28

12. PRODUCT SUPPORT.......................................................  28
  12.1 TRAINING SUPPORT...................................................  28
  12.2 TECHNICAL SUPPORT..................................................  29
  12.3 DOCUMENTATION......................................................  29
  12.4 SURVIVAL AND EXTENDED TERM.........................................  29

13. TERRITORY AND TRANS-SHIPMENT..........................................  30
  13.1 TERRITORY..........................................................  30
  13.2 NO TRANS-SHIPMENT..................................................  31

14. WARRANTY AND SERVICE REPAIR...........................................  31
  14.1 PRODUCT WARRANTY...................................................  31
  14.2 SOLE REMEDY; EXCESSIVE FAILURE.....................................  32
  14.3 LIMITATION.........................................................  32
  14.4 EXTENDED WARRANTY..................................................  32
  14.5 END-USER WARRANTY..................................................  33
  14.6 SERVICE REPAIR AND REPLACEMENT.....................................  33
  14.7 SURVIVAL AND TERM..................................................  33

15. TERMINATION; LIMITATION OF LIABILITY..................................  33

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION


  15.1 DEFAULT...........................................................   33
  15.2 FAILURE TO PURCHASE...............................................   33
  15.3 BANKRUPTCY........................................................   34
  15.4 LIMITATION OF LIABILITY...........................................   34
  15.5 RIGHTS OF PARTIES UPON TERMINATION BY SELLER......................   35

16. CONFIDENTIALITY......................................................   35
  16.1 CONFIDENTIAL INFORMATION DEFINED..................................   35
  16.2 EXCEPTIONS........................................................   36
  16.3 SURVIVAL..........................................................   36

17. FORCE MAJEURE........................................................   36
  17.1 FORCE MAJEURE.....................................................   36
  17.2 BUYER'S RIGHT TO TERMINATE FOR FORCE MAJEURE......................   37
  17.3 SELLER'S RIGHT TO TERMINATE FOR FORCE MAJEURE.....................   37

18. PRODUCT LIABILITY INDEMNIFICATION.....................................  37

19. INTELLECTUAL PROPERTY INDEMNIFICATION ...............................   38

20. DISPUTE RESOLUTION...................................................   38
  20.1 INTERNAL ESCALATION...............................................   38
  20.2 MEDIATION.........................................................   38
  20.3 ARBITRATION OF DISPUTES...........................................   39
  20.4 CONTINUE TO PERFORM...............................................   40

21. *                              ......................................   40

22. INSURANCE............................................................   40
  22.1 SELLER TO MAINTAIN................................................   40
  22.2 BUYER TO MAINTAIN.................................................   40
  22.3 LEVEL OF INSURANCE................................................   40
  22.4 CERTIFICATES OF INSURANCE.........................................   41
  22.5 NO WAIVER.........................................................   41

23. ASSIGNMENT...........................................................   41
  23.1 CONSENT REQUIRED..................................................   41
  23.2 INVALID WITHOUT COMPLIANCE........................................   41
  23.3 ASSIGNS...........................................................   41

24. NOTICES..............................................................   42

25. PUBLICITY............................................................   42

26. COMPLIANCE WITH LAWS; GOVERNING LAW..................................   43

27. WAIVERS OF DEFAULT...................................................   43

28. AMENDMENTS...........................................................   43

29. ORDER OF PRECEDENCE..................................................   43




30. HEADINGS.............................................................   44

31. SEVERABILITY.........................................................   44

32. SURVIVAL.............................................................   44

33. LICENSE..............................................................   44

34. PARTY RELATIONSHIP...................................................   44

35. COUNTERPARTS.........................................................   44

36. ATTACHMENTS AND INCORPORATION........................................   45
  36.1 INCORPORATION.....................................................   45
  36.2 ORDER OF PRIORITY.................................................   45

37. ENTIRE AGREEMENT.....................................................   45

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION


LIST OF CONTRACT ATTACHMENTS

ATTACHMENT                      DESCRIPTION
Attachment A-1                  Description of CH337/CF337 (specifications)
Attachment A-2                  Description of CH388/CF388 (specifications)
Attachment A-3                  Description of CA318 EFR (specifications)
Attachment B                    Forecasting and Ordering Processes (on an "if
                                required basis")
Attachment C                    Dates for Completion of Attachments
Attachment D                    Prices
Attachment E                    Sample Testing Protocol
Attachment F                    (Reserved)
Attachment G                    *
Attachment H                    End-user warranty
Attachment I                    Database Format
Attachment J                    Advertising Display Material
Attachment K                    Return Policy

                                                                  EXECUTION COPY

                        Agreement for Purchase and Sale

                                       of

                      Ericsson Inc. Mobile Terminal Units

This Agreement for Purchase and Sale of Ericsson Inc. Mobile Terminal Units (the "Agreement"), is made and effective as of the ____ day of April, 1996, by and between Omnipoint Communications Inc., a Delaware corporation, with its principal place of business in Arlington, Virginia ("Buyer") and Ericsson Inc., a Delaware corporation, with its principal place of business in Richardson, Texas ("Seller").

                                   RECITALS

A. Buyer has received authority from the FCC (as defined hereinbelow) to construct and operate PCS (as defined hereinbelow) networks in certain areas within the jurisdiction of the United States and may receive authority to operate additional such systems.

B. Seller, or an affiliate of Seller, and Buyer, contemporaneously herewith, are entering into the Infrastructure Agreement (as defined hereinbelow) whereby Buyer's Affiliate (as defined hereinbelow) agrees to purchase certain network infrastructure goods and services for certain of such PCS Systems from Seller or Seller's affiliate.

C. Seller has offered to sell to Buyer the wireless communications subscriber devices and accessories described herein at the prices and discounts specified herein.

D. Buyer's entry into the Infrastructure Agreement is conditioned upon Seller's commitment to supply the wireless communications subscriber devices and accessories upon the terms and price defined in this Agreement.

E. Seller wishes to sell and Buyer wishes to buy certain wireless communications subscriber devices and accessories under the terms and conditions set forth in this Agreement and the associated Attachments that are incorporated herein.

                                   AGREEMENT

     Now, Therefore, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

1    DEFINITIONS
     -----------

Capitalized terms used within this Agreement or within an Attachment to this Agreement are defined in this Section in alphabetical order or in an Attachment.

AFFILIATE means any partnership, corporation or other entity in which Buyer owns a twenty percent (20%) or greater equity interest or any entity controlling, controlled by or under common control with Buyer after applying the attribution rules of Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), which operates or is authorized to operate a Cellular System or PCS system in North America including the Caribbean Islands.

ANNUAL FORECAST means that annual forecast of purchase volume, updated quarterly, supplied by Buyer to Seller, as more specifically described in
     Section 9.1.

 *

BTA means Basic Trading Area, a geographic area designated by the Federal
     Communications Commission for the purpose of granting authorizations to construct and operate PCS networks.

BUYER means Omnipoint Communications, Inc.
- -----

COMMERCIAL SERVICE means "Commercial Service" as that term is defined in the
- ------------------
     Infrastructure Agreement.

CONFIDENTIAL INFORMATION means information that the parties are obligated to protect as more fully provided in Section 16.

END-USER means the customer of a Permitted Purchaser (i.e., the person that buys
- --------
     and uses a Product).

FCC OR FEDERAL COMMUNICATIONS COMMISSION means the agency of the United States
     Government charged with authorizing PCS networks, currently the Federal Communications Commission, or its successor agency.

GUARANTEED ORDER PERIOD means that *                             of time
- -----------------------
     commencing on the date hereof and terminating on the * of the date hereof.

HANDSET(S) means a mobile station in the PCS service intended to be used while in motion or during halts at unspecified points and conforming to the PCS 1900 specifications, as appropriate. Handsets include handheld portable units and units installed in vehicles.

INFRASTRUCTURE AGREEMENT means that certain contract, captioned "Acquisition
     Agreement for Ericsson CMS 40 Personal Communications System (PCS) Infrastructure Equipment," entered into contemporaneously herewith between Buyer and Seller (or Seller's affiliate) covering the purchase and sale of network infrastructure equipment and related services.

INTELLECTUAL PROPERTY CLAIM (IP CLAIM) means a claim involving Seller's intellectual property rights, as more fully described in Section 19.1

INVENTORY means all Products owned and held by Buyer for resale or use.

IS-661 means the TIA/ATIS Interim Standard or proposed Interim Standard
     TIA/ATIS/IS-661, first proposed to the Joint Technical Committee on Wireless Access on November 1, 1993.

MTA means Major Trading Area, a geographic area designated by the Federal
     Communications Commission for the purpose of granting authorizations to construct and operate PCS networks. Where the authorization is granted for a BTA, references to MTAs shall include BTAs.

ORDER LEAD TIME means the time between the date of a Purchase Order and the Requested Shipping Date of the Product.

PERMITTED PURCHASER means those persons identified or described in Section
     2.3.1.

PERSONAL COMMUNICATIONS SERVICE ("PCS") means a system authorized by the FCC to provide public correspondence using cellular radio techniques and operating in the frequency band 1850 MHz to 1910 MHz and 1930 MHz to 1990 MHz.

PRODUCTS means the wireless communication devices and accessories supplied by Seller to Buyer in accordance with this Agreement, including, without limitation, Handsets, Accessories and related documentation as the same may be modified, added or discontinued during the term of this Agreement (where the addition, modification or discontinuance is in accordance with this Agreement) and available for purchase by Buyer or otherwise supplied to Buyer under this Agreement.

PURCHASE ORDER means Buyer's order to Seller for specific Products, as more fully described in Section 2.

REQUESTED SHIPPING DATE means the date, as shown in a Purchase Order or otherwise, upon which Buyer requests shipping of certain Products, as more fully described in Section 9.

REQUIRED SHIPPING DATE means that date upon which Seller has agreed to ship
     Products, as more fully described in Section 9.

SECTION means, when used without any other reference, sections, including subsections, within this Agreement.

SOFTWARE means (a) all computer software furnished hereunder for use with Products including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device or system memory consisting of (i) hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, (ii) instruction sequences in machine-readable code that control call processing, peripheral equipment and administration and maintenance functions; and (b) documentation furnished hereunder for use and maintenance of the Software.

SPARE PARTS means those replacement parts needed to maintain Products in working order.

SUBSCRIBER IDENTITY MODULE (SIM) means mean an electronic module, either in the form of an integrated circuit "smart card" or otherwise, that contains personalization information concerning a user and is intended to be inserted in and removed from a SIM reader in Handset Products.

TERRITORY means all MTAs or BTAs in which Buyer operates PCS businesses.

2    PRODUCTS; PURCHASE ORDERS AND SCOPE OF SUPPLY
     ---------------------------------------------

     2.1 SCOPE OF AGREEMENT; PRODUCTS The terms and principles established in this Agreement cover the supply by Seller of Products, as well as ancillary services and Software, and other information and services as required under this Agreement. Except as limited by Section 13, Products may be sold or leased by Buyer to its customers or its dealers or agents or to other parties. In addition, Products may be used for Buyer's administrative, marketing and operational purposes. Attachment A-1 through Attachment A-3 set forth and establish the specifications for specific Products and Attachment D describes the price for specific Products. Neither Buyer, nor any Affiliate, nor any Authorized Purchaser has any obligation hereunder to buy any Product from Seller, except upon the issuance of a purchase order. At any time during the term set forth in Section 10, Buyer may, at its option, direct Seller to supply any part of the Products pursuant to one or more purchase orders issued by Buyer in accordance with this Agreement (such individual or multiple purchase orders being referred to as a "Purchase Order").

     2.2 PRODUCTS. Seller shall sell and deliver the Products described and set forth in Attachment A-1 through Attachment A-3, or as otherwise provided in this Agreement, upon the terms and conditions established in this Agreement, to Buyer in such quantities as may be requested by Buyer pursuant to this Agreement and in the manner set forth herein. Seller agrees to update the Products

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

          available to Buyer under this Agreement, as new versions of existing Products and new Product models become available from Seller upon the terms and conditions set forth herein, including those set forth in
          Section 5.

     2.3 PERSONS AUTHORIZED TO PURCHASE; SUPPLY OF DELIVERABLES AND PURCHASE ORDERS.

          2.3.1 PERSONS PERMITTED TO BUY PRODUCTS. This Agreement contemplates purchases by Buyer and certain other persons, as defined below. The entities defined in Sections 2.3.1.1 through 2.3.1.3 are collectively referred to as "Permitted Purchasers."

            2.3.1.1  BUYER.  Buyer is permitted to purchase under the terms and conditions applicable to Buyer.

            2.3.1.2  AFFILIATES.  Affiliates are permitted to purchase under the terms and conditions in this Agreement applicable to Buyer, except that each Affiliate is severally liable, and Buyer is not responsible for payments owed by an Affiliate to Seller.

            2.3.1.3 *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

          2.3.2 RESPONSIBILITY FOR PAYMENT. Buyer has no responsibility for payments of obligations incurred by any purchaser except for itself. Seller shall not seek payment from Buyer for any sums owed by any purchaser except Buyer.

          2.3.3 CREDITWORTHINESS. For any Permitted Purchaser other than Buyer, Seller may establish commercially reasonable, non-discriminatory credit (and other) qualifications as a pre-condition to sales.

          2.3.4 NO THIRD PARTY BENEFICIARY. Affiliates and Authorized Purchasers shall be entitled to the benefit of this Agreement only to the extent so indicated, shall not be deemed to be third-party beneficiaries of this Agreement and, except when specifically permitted to make purchases hereunder, shall not have the right to enforce this Agreement against Buyer or Seller.

          2.3.5 EXCLUSIVE PURCHASES. Nothing in this Agreement shall require Buyer, or any other Permitted Purchasers, to purchase exclusively from Seller.

          2.3.6 ORDERS BY AUTHORIZED PURCHASERS. Authorized Purchasers shall place orders for Products using a commercially reasonable mechanism established by Seller, including order confirmation, as may be established by Seller.

          2.3.7 NON-INTERFERENCE. Seller agrees that it shall not intentionally interfere in the relationship between Buyer and Buyer's Affiliates, dealers and agents.

          2.3.8 PARALLEL CONTRACT BY AFFILIATES. To simplify administration of purchases by Affiliates, unless otherwise agreed by Buyer, Seller and the respective Affiliate, each Affiliate shall enter into a separate contract with Seller consistent with Seller's obligations to provide to such Affiliate(s) the same terms and conditions provided to Buyer herein.

          2.3.9 MINIMUM ORDER. Orders under this Agreement shall be for a minimum quantity of two hundred (200) units of the Product ordered for delivery to a single location.

          2.3.10 LOCUS OF SALES. Sales to Buyer, Affiliates or Authorized Purchasers shall be intended for resale or use within the Territory.

     2.4  TECHNICAL INTERFACE. *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

     2.5  POINT-OF-SALE PACKAGING.

          Seller shall use Universal Product Code ("UPC") stock control numbering ("SKU") markings or other customer-specific bar code markings on the outside of the point-of-sale package for each of the packaging options described below. Seller shall provide information to Buyer concerning Seller's bar coding and serial number coding for Products, sufficient to permit Buyer to properly electronically read Seller's bar coding and to be able to monitor and track Products received. Invoices and shipping notices shall include electronic copies of serial numbers and other information reasonably needed by Buyer to track and control inventory.

          Buyer shall select, from time-to-time, its desired packaging format from among the options described below, subject to the limitations established therein. In the event that Buyer wishes to change its desired packaging format, Buyer and Seller shall meet to discuss the lead time necessary to effect such change. Seller may establish commercially reasonable minimum order quantities for each type of packaging.

          2.5.1 SELLER-LABELED BOX. The Product is shipped in Seller's standard size rectangular box labeled with Seller's trade name.

          2.5.2 GENERIC BOX. The Product is shipped in Seller's standard size rectangular box without any labels, in a plain white cardboard format. In the event that any labels, packaging or identifying marks are attached to,

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                 or wrapped around such box, the label, packaging or identifying marks shall include the "Ericsson Inc." logo.

          2.5.2 GENERIC BOX. The Product is shipped in Seller's standard size rectangular box without any labels, in a plain white cardboard format. In the event that any labels, packaging or identifying marks are attached to, or wrapped around such box, the label, packaging or identifying marks shall include the "Ericsson Inc." logo.

          2.5.3 BULK-SHIP. The Product is shipped in a bulk package, without individual packages for each unit of Product. Under this option, Buyer has the obligation to arrange for individual unit packaging. In the event that any labels, packaging or identifying marks are attached to, or wrapped around any individual unit packaging, the label, packaging or identifying marks shall include the "Ericsson Inc." logo.

          2.5.4 CUSTOM PACKAGE. The Product is shipped in Seller's standard size rectangular box with Buyer's artwork and inserts ("Commercial Product" packaging). Buyer shall provide the necessary artwork in such format and upon such schedules as may be reasonably agreed by the parties. *


                 Seller shall ensure that the proper materials and information are inserted in the corresponding Commercial Product packaging and are delivered to the corresponding geographical regions. Seller may impose a commercially reasonable charge to recover its increased cost in providing custom packaging.

     2.6 PRODUCT TEST INSTRUMENTATION. At no cost to Buyer, beginning on or before July 1, 1996, Seller shall provide Buyer the quantity of Seller's "download box" specified below and provide on-site training in the proper use of such equipment. Seller shall provide Buyer with *
                                 under this Agreement, but in no event shall *

                    Additional quantities of download boxes shall be available for purchase at the price set forth in Attachment D. Once *
                                                                  Buyer and
          Seller shall review the ratio of Handsets to download boxes and make an appropriate adjustment based upon the experience of the parties.

     2.7 ACCESSORIES. Seller will include a standard set of accessories with each Handset as identified and set forth in Attachment A-1 through Attachment A-3. In addition, Seller will offer a set of optional accessories available at additional cost as identified in Attachment D.

     2.8  UPDATE TO CHANGED STANDARDS. *

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                                       *

          2.8.3 In no event shall Seller be required to install such updates, or reimburse any Permitted Purchaser or any End-User for any costs of installing the updated Software pursuant to this Section.

          2.8.4 Notwithstanding anything to the contrary contained herein, Seller shall comply with the final order of any court or administrative body with respect to any required modification of any Product.

     2.9  CO-BRANDED PRODUCTS.

          2.9.1 CO-BRANDED PRODUCTS. Buyer may wish to receive all or part of its orders in the form of co-branded Products, whereby Buyer's name appears on the Product in addition to Seller's name (such Products being referred to as "Co-Branded Products"). Such Co-Branded Products may be in slightly different form, different color, etc. as may be mutually agreed by Buyer and Seller. Co-Branded Products shall be available to Permitted Purchasers to the extent determined by Buyer. Seller's logo shall also appear on Co-Branded Products.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

        2.9.2 PRICES FOR CO-BRANDED PRODUCTS. The parties shall negotiate any price change for Co-Branded Products consistently with this
               Section 2.9.2. Where the change necessary for a Co-Branded Product requires the addition of Buyer's artwork to the Product, where Buyer provides any necessary camera-ready artwork and where more than an aggregate of twenty-five thousand (25,000) units of the particular Co-Branded configuration is to be purchased by Buyer or Authorized Purchasers, no additional charges shall be made for the changed labeling. In other instances, the additional charge for a Co-Branded Product shall be based upon *


                         Notwithstanding anything to the contrary contained in
               the preceding sentences, *


                         Seller's charges for packaging of a Co-Branded Product
               are to be determined in the manner set forth in Section 2.6.

   2.9.3 TYPE APPROVAL. Where FCC or other regulatory agencies require Type Approval or other regulatory approval for a Co-Branded Product, Seller shall cooperate with Buyer in seeking and obtaining such approval. Seller's cooperation shall include, if so requested by Buyer, copies of data from other filings or testing of Products and submission of requests for approval as Buyer's agent. Seller's charge for services under this Section 2.9.3 *


    2.10 ALLOCATION OF PRODUCTION. In the event that Seller is unable to meet its orders for Products, Seller shall use a fair, non-discriminatory method of allocating production among its customers. Seller's allocation of production shall not relieve Seller from liability for damages as may be provided elsewhere in this Agreement. In the event that Seller believes that it is, or that it will reasonably be, unable to meet Buyer's forecast orders, Seller shall promptly inform Buyer of the method of allocation that it employs, the percentage of supply allocated to Buyer and Affiliates, the number of Products that Buyer and Affiliates shall receive under Seller's allocation methodology and when Seller expects that such allocation shall cease. Seller shall maintain this information up-to-date and promptly inform Buyer of changes.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

     2.11 *

     2.13 SOFTWARE LICENSE.  Subject to the limitations set forth elsewhere in
          this Agreement, *                               Seller hereby grants
          to Buyer a nonexclusive license to use Software associated with Products delivered to Buyer.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

     2.14 DATABASE. Seller shall provide electronic format data concerning each Handset Product shipped, in the format set forth in Attachment I. The form of data and its media may be changed from time-to-time by mutual agreement of the parties.

     2.15 COUNTRY OF ORIGIN. Upon request by Buyer, Seller shall provide Buyer with evidence of country of origin of Products, including the usual and customary certificates of country of origin, signed by an appropriate authorized official of Seller.
          *


     2.17 ADVERTISING DISPLAY MATERIAL. Seller shall create the normal and customary point-of-sale display material, product brochures, dummy mobile telephones, etc. and furnish reasonable quantities of the same to Permitted Purchasers at the prices set forth in Attachment D. Seller shall cooperate with Buyer in producing this material and, upon request by Buyer, add reasonable Buyer-defined information to the point-of-sale material. Reasonable quantities of the sales material described in Attachment J will be provided by Seller to Buyer without charge. Such quantities shall be consistent with those quantities offered to other customers of Seller under similar circumstances.

     2.18 COMPATIBILITY WITH DISABLED OR HANDICAPPED END-USERS. Seller warrants that, upon delivery, Products will comply with all FCC rules or other regulations concerning compatibility with disabled or handicapped End-Users, including hearing impaired End-Users using hearing aids, blind End-Users, etc., applicable as of the date of such delivery. Seller also warrants that, to the extent applicable to Seller or Buyer, Seller's Products comply with the requirements of the Americans With Disabilities Act, 42 U.S.C. (S)12101. Seller shall add to its instruction manuals information concerning use of Products by disabled or handicapped persons. Further, Seller agrees to use commercially reasonable efforts to make modifications to the Products to accommodate disabled or handicapped End-Users.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

     *
     2.20 COMPETITIVE FEATURES DEVELOPMENT. Seller acknowledges that it is of significant interest to Buyer that Buyer be able to offer End-Users data and fax capabilities in conjunction with Handsets. Accordingly, Seller agrees that it will continue to explore the possibilities of adding and improving upon fax and data capabilities, and other features, as, in its discretion, Seller deems commercially fit.

3    CUSTOMER REPRESENTATIVE
     -----------------------

     3.1 CUSTOMER REPRESENTATIVE. Seller shall identify a customer representative (the "Customer Representative") with overall responsibilities as described below. Seller shall delegate to the Customer Representative such authority within Seller's organization as is necessary for proper discharge of the duties and obligations set forth in this Agreement.

     3.2 CUSTOMER REPRESENTATIVE DUTIES. The Customer Representative shall provide timely information to Buyer concerning shipping and delivery schedules, manufacturing of co-branded or other custom Products, specifications, features and functions, inter-operability, and other related matters. The Customer Representative shall be Buyer's primary point of contact for all issues arising from the implementation and execution of the terms and conditions of this Agreement.

     3.3 UPDATE MEETINGS. The parties shall meet not less than once every calendar quarter to review Buyer's needs for Products, and discuss new Products (such meeting being referred to as an "Update Meeting"). At least thirty (30) days prior to each Update Meeting, Buyer shall submit to Seller a written, proposed agenda, outlining the development issues Buyer would like addressed by Seller. Seller shall review such proposed agenda and will provide an update to Buyer on any such issue where Seller has provided, or is willing to provide, an update to any customer or other third party. Further, at each Updated Meeting, Seller will provide to Buyer an update on the status of the development of any features Seller anticipates will be launched within the forthcoming two (2) years, provided that Seller has disclosed, or is willing to disclose, such information to any customer or other third party.

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

    3.4  BUYER'S PARTICIPATION IN PRODUCT DEVELOPMENT.

         3.4.1 From time to time Seller may request that Buyer participate in Seller's design process for Products, including but not limited to the following activities:

                                       *



         3.4.2 To the extent that Seller so requests Buyer's participation in any of the above, or any other development activity, including, but not limited to, Beta testing, Buyer shall consider Seller's request on a reasonably timely basis and, to the extent Buyer participates in such development activity, Buyer agrees to do so in good faith.

4    QUALITY ASSURANCE
     -----------------

     4.1 MARKET VERIFICATION TEST; COMMERCIAL TEST PROCEDURES.For each new model of Product, *
                                                            Seller will provide

          Buyer, *                                        prototypes for market
          testing. Buyer shall test the units according to any protocols submitted by Seller and may additionally test the units as Buyer deems appropriate. In addition, for each new model of Product, *

                                 Seller will provide Buyer, *

            units for Beta testing in accordance with Seller's protocols. Buyer shall conduct all such testing in good faith and shall submit the results to Seller *

                    In addition, if Seller so requests, all test   units,
          including all Beta units, shall be returned to Seller upon completion of the tests.

     4.2

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION



     4.3 ISO 9000 COMPLIANCE; AUDITS. Seller shall produce Products in accordance with a quality system meeting the requirements established in ISO Standard 9001. Seller shall maintain ISO 9001 certification and shall, upon request by Buyer, furnish Buyer a copy of Seller's ISO certification. Buyer may conduct quality audits of Seller's manufacturing facilities up to four times a year, with advance notice of five (5) working days.

     4.4  INCOMING INSPECTION. In addition to the sample testing described in
          Section 4.2, Buyer shall have the right to conduct up to one hundred percent (100%) inspection of all incoming products ("Incoming Inspection"). Any Incoming Inspection shall be completed within thirty
          (30) days of receipt of the Product undergoing inspection. The Incoming Inspection shall determine completeness of shipment, physical and electrical condition of Products, and otherwise verify conformance of the Products with the specifications thereof. Buyer shall have the right to reject any Product failing Incoming Inspection. Buyer, however, shall not have the right to delay payment, where payment to Seller is otherwise due, by virtue of Buyer's failure to complete Incoming Inspection *

          Buyer's performance of Incoming Inspection, however, shall not prevent Buyer from making claims under other provisions of this Agreement for defective, mis-delivered or otherwise incorrect Products.

5    PRICES
     ------

     5.1 PRICE LIST; CHANGES AS NEW PRODUCTS ARE INTRODUCED. The prices for the Products as set forth in Attachment D are firm and shall be adjusted only as provided in this Agreement. Notwithstanding anything to the contrary contained in the previous sentence or contained elsewhere in this Agreement, Seller acknowledges and agrees that, with respect to that certain Purchase Order (as defined hereinbelow) placed by Buyer on or about March 7, 1996 for one hundred thousand (100,000) Handsets, the price(s) to be charged to Buyer upon delivery of such Handsets shall be equal to or less than the base price of Handsets identified for the third and fourth quarters of 1996 as set forth in Attachment
          D. If, at any time during the term of this Agreement, Seller implements changes in the Products, modifies the drawings and specifications relating thereto, or substitutes therefor products of more recent design through proposed amendments to this Agreement, in addition to any other requirements provided in this Agreement, any changes, modifications or substitutions must comply with each of the following requirements with respect to changes to existing Products or new Products intended as replacements for existing Products:

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

        5.1.1 INTERCHANGEABILITY. Where the new or changed Product is intended to be physically interchangeable with an existing Product, such new or changed Product must not adversely affect physical or functional interchangeability with existing Products or performance, unless otherwise agreed in writing by Buyer.

        5.1.2 PRICE. The price for equivalent Product (i.e., with similar form (including size and weight), features, functionality and accessories) must be at or below the price provided in this Agreement, unless otherwise agreed in writing by Buyer.

        *

        5.1.3 ACCESSORY COMPATIBILITY. Where a new Product is introduced, Seller shall ensure that, to the greatest extent reasonably feasible, the new Product is plug-compatible with older Products for accessories. It is not Buyer's intention to limit Seller's ability to introduce smaller or lighter Products through this
               Section 5.1.3. However, Seller shall give due consideration to ensuring compatibility of, among other things, battery chargers, hands-free kits, etc., when introducing new Products.

        5.1.4  NO REDUCTION IN SELLER'S OBLIGATIONS. The introduction by
               Seller of a new Product in substitution of a Product set forth in Attachment A will not in any way reduce or in any way diminish Seller's obligations under the warranties provided in this Agreement nor will it reduce or diminish in any way the scope of warranties and representations provided to Buyer under this Agreement.

        5.1.5  ADVANCE NOTICE.

               5.1.5.1 Seller will provide Buyer with advance written notice of any substantial change, modification or substitution, including notice of Seller's intention to change the Product's price.

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                         However, notice is not necessary where Seller
               reasonably considers the change as minor, where there is no price change and where there has been compliance with the provisions of Sections 5.1.1 through 5.1.4. *

               5.1.5.2  Notwithstanding anything to the contrary contained in
               Section 5.1.5.1, Seller shall give Buyer



        5.1.6 AMENDMENTS. Where each of the requirements established in Sections 5.1.1 through this Section 5.1.6 has been met to Buyer's reasonable satisfaction, Buyer and Seller shall agree upon an amendment to this Agreement reflecting the agreement of the parties, such amendment to be accomplished as required in Section
               28. *





        New Products that are not substitutes or replacements for existing Products need not comply with Section 5.1.

     5.2 *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

     5.3 RETURN POLICY. Buyer shall have the right to return Product, subject to re-stocking charges and other limitations set forth in Seller's "Standard Return Policy," as amended from time to time, a copy of the current version being attached hereto as Attachment K.

     5.4 TAXES AND OTHER CHARGES. Seller shall calculate its prices as provided below.

     5.5 PRICES INCLUDE. Seller's prices are exclusive of charges for freight and insurance for delivery to the Buyer's designated destination. Seller shall bear the cost of all taxes, import and export duties, and other governmental fees of whatever nature except sales and use taxes, which shall be added to the net invoice prices as applicable and stated as separate items on the invoice applicable to each Purchase Order.

     5.6 SELLER TO HOLD BUYER HARMLESS. Seller agrees to pay, and to hold Buyer harmless from and against, any penalty, interest, tax or other charge that may be levied or assessed as a result of the delay or failure of Seller for any reason to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Seller.

     5.7 PRICES DETERMINED AT TIME OF SHIPMENT. The price invoiced Buyer shall be the price determined in accordance with this Agreement, as of the date of shipment of the Product.

6    INVOICING AND TERMS OF PAYMENT
     ------------------------------

     6.1 INVOICE UPON SHIPMENT. Seller shall issue an invoice to Buyer for Products at the time of shipment.

     6.2 INVOICE DETAIL AND ELECTRONIC VERSION. Seller shall submit invoices to Buyer in detail satisfactory to Buyer. Upon request by Buyer and when implemented by Seller, Seller shall provide invoices in an electronic format mutually agreed that meets Buyer's reasonable needs.

     6.3 PAYMENT. Buyer guarantees to Seller to pay invoices within thirty (30) calendar days of Buyer's receipt of an invoice.

     6.4 PAST DUE PAYMENTS. Any payment not made within thirty (30) days of receipt of invoice shall be subject to a late payment charge applied against the unpaid portion of the charge. The late payment charge shall be applied daily after the due date until payment is received. The daily late payment charge shall be calculated

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

          by multiplying the outstanding balance for the day by that certain quotient, the numerator of which is *



     6.5 AMOUNTS IN DISPUTE. Where Buyer disputes the amount due under an invoice, Buyer shall pay the sum not in dispute. Sums disputed in good faith shall not be considered late under Section 6.4. Where the sum in dispute, or the cumulative sum in all outstanding disputes, exceeds two million dollars ($2,000,000), Seller may require Buyer to deposit the amounts in dispute into an escrow account. In this event, the interest earned in the escrow account and the fees in establishing and maintaining the escrow account shall be divided by the parties in proportion to the resolution of the disputed sum. The escrow shall be treated for federal income tax purposes as a grantor trust by Buyer. In the event Seller requires the escrowing of such amounts, the interest earned in the escrow account and the fees in establishing and maintaining the escrow account shall be divided by the parties in proportion to the resolution of the disputed sum, provided, however, that Buyer/Seller shall receive, on an annual basis, a distribution from the escrow equal to the product of the accrued interest income and Buyer's/Seller's marginal combined federal and state income tax rate. *





8    TRADEMARKS AND LOGOS
     --------------------

     8.1 BUYER'S LOGO ON PRODUCTS; ADVANCE CONSENT OF BUYER FOR OTHER LOGOS'. At Buyer's request, the individual Products shipped under this Agreement shall carry Buyer's designated logo and/or labeling as described in Section 2.9

     8.2 LIMITED USE OF MARKS. To ensure protection of each party's trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations,

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

          Seller, without the express written consent of Buyer, and Buyer, without the express written consent of Seller, shall have no right to use any such marks, names, slogans or designations of Buyer or Seller, as the case may be, in the sales, lease or advertising of any Products or on any Product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise.

     8.3 ARTWORK AND REPRODUCTION. To the extent requested by Buyer and in accordance with Sections 2.9 and 8.1, Buyer shall provide Seller with camera-ready artwork of Buyer's trademarked logo labels. Buyer hereby authorizes Seller to reproduce such trademarked labels to Buyer's satisfaction for the sole purpose of affixing such trademarked labels to the Products and point-of-sale packaging in accordance with Buyer's specifications. Buyer represents and warrants to Seller that it has the right, by way of ownership or otherwise, to use such logo and further agrees to indemnify and hold Seller harmless for any losses, damages or other liabilities resulting from the use of Buyer designated logo. The parties will agree upon reasonable provisions for samples and approval of trademarked labels added to Products.

9    ORDERS
     ------

     9.1 ORDER FORECAST; INITIAL ORDER. This Section defines the mechanism by which Buyer provides periodic forecasts of its demand and delivery requirements with a corresponding delivery time from Seller and provides a mechanism for certain firm orders to be placed with guaranteed delivery.

          9.1.1 FORECAST OF DEMAND. Once each month, Buyer shall furnish Seller with a rolling forecast, showing Buyer's projected purchases month-by-month during the forthcoming twelve (12) months. The initial forecast shall be provided no later than sixty (60) days from the date hereof. Buyer and Seller shall agree upon the level of detail to be provided in the forecast and the mechanism and location of delivery.

          9.1.2 *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

               9.1.2.1 ORDER SO IDENTIFIED. Buyer must indicate in writing on the face of such order, by transmittal letter, or in some other form of written direction, that the Purchase Order be given Guaranteed Order status. With respect to the placement of the initial Guaranteed Order, the parties hereby acknowledge and agree that the Purchase Order submitted by Buyer to Seller on or about that Buyer and Seller shall mutually agree to the shipment dates for such Guaranteed Order



               9.1.2.2 MINIMUM QUANTITIES. The Purchase Order must meet the minimum delivery location and quantities defined elsewhere in this Agreement for the Product configuration ordered.

               9.1.2.3   *


               9.1.2.4 MULTIPLE DELIVERIES. The Purchase Order may call for multiple deliveries over a defined interval, where each delivery complies with this Section 9.1.2.

               9.1.2.5   *



               9.1.2.6   *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

               *





               9.1.2.7 CHANGE OF MODEL MIX. Buyer may change the model mix of any shipment of any Guaranteed Order and Seller shall honor such changes subject to the following:

                         9.1.2.7.1 All such changes must be made in writing.

                         9.1.2.7.2 For changes requested where Products are
                                 sought to be substituted for other Products within that same model family (i.e., flip v. non-flip versions of otherwise identical items), requests for changes made at least ninety (90) days prior to the Required Shipping Date shall be honored, without adjustment to the Required Shipping Date.

                         9.1.2.7.3 For changes requested where (a) Products are
                                 sought to be substituted for other Products within that same model family, but the request is made less than ninety (90) prior to the Required Shipping Date or (b) Products are sought to be substituted for other Products outside the model family, Seller shall, within ten (10) days of receipt of such request, notify Seller whether the requested change is acceptable and/or whether such changes will necessitate a change in the Required Shipping Date. *






          9.1.4 OTHER ORDERS. Other than for Guaranteed Orders, which are addressed elsewhere herein, Seller shall use its best commercially reasonable efforts to meet Buyer's Purchase Orders. Where the Purchase Order is within the quantity forecast in the rolling forecast provided in this Section 9.1, Seller shall normally be able to meet Buyer's requirements.

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

               In the event that Seller believes that it will not be able to meet Buyer's requirements, Buyer and Seller shall cooperate in developing a mutually agreeable plan to provide appropriate quantities of Products to mitigate the effects on Buyer's operations.

     9.2 ISSUANCE, ACKNOWLEDGMENT AND ACCEPTANCE OF PURCHASE ORDER. Buyer shall issue and Seller shall handle Purchase Orders in accordance with the following requirements:

          9.2.1 ISSUANCE AND ACKNOWLEDGMENT OF RECEIPT; INVENTORY REPORTS. Buyer shall order Products under this Agreement by issuing and delivering to Seller one or more Purchase Orders transmitted by facsimile, electronic document interchange ("EDI") or otherwise delivered in writing to Seller. Seller shall confirm receipt of the Purchase Order in writing within two (2) business days of receipt thereof. Where technologically feasible, Seller shall confirm receipt and acceptance of such Purchase Order using the same transmission technique used by Buyer in placing the Purchase Order. This confirmation shall not be deemed acceptance of the Purchase Order. To assist Buyer in placing Purchase Orders promptly, Seller shall make available to Buyer a monthly inventory report, detailing Seller's inventory count and planned production runs for the * categorized by model of Product for Buyer's Co-Branded Products. Seller's planned production runs shall be a good faith statement of Seller's plans, but Seller shall not be held to any particular production quantity by virtue of the planned production run information furnished under this Section 9.2.1.

          9.2.2 REQUESTED SHIPPING DATE; DETAILS IN PURCHASE ORDER. Each Purchase Order shall reference this Agreement, and shall state the model number, Product description, quantity of Products ordered, Buyer's desired shipping date (the "Requested Shipping Date"), method of shipment, delivery/ship-to location, unit price for each Product ordered and total purchase price for the Purchase Order. Any Purchase Order intended by Buyer to be a Guaranteed Order shall include the information required in
                 Section 9.1.2.

          9.2.3 ACCEPTANCE. Where the Purchase Order is in accordance with this Agreement, Seller shall, *

                         confirm its acceptance in writing. Should Seller
                 believe that the Purchase Order is not in accordance with this Agreement, Seller shall, in writing, reject such Purchase Order and inform Buyer of the reasons for Seller's rejection *

                                                   In such case, Seller is not

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

               deemed to have accepted the Purchase Order, unless Seller's rejection is arbitrary, in bad faith or is frivolous or is otherwise inconsistent with this Agreement. Seller's failure to reject any Purchase Order within the five (5) day period shall be deemed acceptance of the Purchase Order.

        9.2.4 REQUIRED SHIPPING DATE. Except for Guaranteed Orders, upon acceptance of each Purchase Order, Seller shall indicate the shipping date to which it commits ("Required Shipping Date."). With respect to Guaranteed Orders, where Buyer's Requested Shipping Date allows for the minimum Order Lead Time required on Guaranteed Orders, as specified in Section 9.1.2.3, Seller shall commit to a shipping date not later than Buyer's Requested Shipping Date.

     9.3 ELECTRONIC DOCUMENT INTERCHANGE. To facilitate transactions under this Agreement, the parties shall, upon the request of Buyer, substitute electronic data exchange for conventional paper-based documents when feasible. Each party agrees to provide "Electronic Data Interchange" access for Purchase Order transmission, acknowledgment of order/shipment, invoicing, order ship confirmation, inventory status and other related information. The parties shall cooperate in making their respective data processing and communications systems properly interact to provide Electronic Data Interchange and shall mutually agree upon a schedule and format for introducing Electronic Data Interchange.

     9.4 WAREHOUSING. Seller shall provide warehousing facilities sufficient to ensure timely delivery to all locations that Buyer has identified for delivery of Products. Should Seller's standard warehousing and shipping arrangements prove inadequate to meet Buyer's reasonable requirements, Seller shall remedy the problem promptly. Seller's warehousing facilities may be supplied by Seller or a third party.

     9.5 INABILITY TO MEET REQUIRED SHIPPING DATE. Once a Purchase Order has been accepted, Seller is expected to deliver the Products in such quantities, in such manner and in such time as specified in the Purchase Order, unless Buyer agrees upon otherwise. If Seller believes that Seller will be unable to comply with the terms of a Purchase Order that Seller has previously accepted, including accepting Buyer's Requested Shipping Date as the Required Shipping Date, Seller shall provide notice to Buyer of Seller's inability to comply as described below. Seller's notice, however, shall not relieve it of liability for delay in performance unless the delay is otherwise excused under this Agreement.

     9.6  *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

     9.7 DISCREPANCIES. Buyer shall report to Seller any discrepancies concerning the quantity of Products shipped or drop-shipped within five (5) days following delivery, or whenever Buyer discovers the discrepancy, whichever comes later.

     9.8 DELIVERY. All Products shall be delivered freight prepaid to the delivery point provided in the Purchase Order. Buyer's delivery points include, but are not limited to, Buyer's or Affiliate warehouse, customer or retailer sites and other drop-ship locations, all such drop shipments being limited to a two hundred (200) unit minimum. Any Purchase Order may specify multiple delivery points, and Buyer shall be able to alter the delivery point address by notice to Seller, in writing, at least three (3) days prior to the shipping date.

     9.9 MODIFICATIONS TO PURCHASE ORDER. Except to the extent restricted by this Agreement, Buyer retains the right to modify or cancel, in whole or in part, any Purchase Order prior to complete performance thereof by Seller. Any such modification or cancellation shall be subject to the provisions set forth below and to this Agreement.

          9.9.1 MODIFIED OR CANCELED PURCHASE ORDER. Excepting for Guaranteed Orders, Buyer may modify or cancel any Purchase Order through notice to Seller and acknowledgment by Seller in accordance with the procedure established in Section 9 for new Purchase Orders, including scheduling. In the event of modification or cancellation of a Purchase Order by Buyer, Seller may be entitled to claim compensation as provided in Section 9.9.2.

          9.9.2 CHANGE IN COSTS. If any modification or cancellation of a Purchase Order under this Section 9 causes a change in the cost of Seller's performance of the Agreement, except modifications or cancellations for cause as provided in Sections 9.8.1 and
                 9.10.1 or elsewhere in this Agreement, the purchase price to be charged by Seller shall be equitably adjusted. Buyer shall inform Seller of its intention to demand a price decrease due to the variation, and Seller shall inform Buyer of its intention to demand a price increase due to the variation *
                         after the receipt by the Seller of the modified or
                 canceled Purchase Order. Provided, however, that Buyer need not give notice to Seller of Buyer's intention to claim a payment reduction due to any cancellation or reduction in quantity of Products. In such instances, Seller shall reduce appropriately and automatically the invoice amount to reflect the reduced quantity of Product ordered. The determination of any price adjustment shall in no event delay any performance by Seller under this Agreement. Where Seller claims a price adjustment under this Section 9.9 upon the theory that it has performed work that is not reusable in fulfilling its obligations under other Purchase Orders issued

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                 by Buyer, Seller must so demonstrate. In addition, Seller must demonstrate that such non-reusable work cannot reasonably be restocked or otherwise used by Seller in fulfillment of its obligations to other customers.

    9.10 FURTHER DESCRIPTION. If mutually deemed necessary by the parties, a description of the forecasting and ordering processes, consistent with the terms hereof, may be developed to more specifically describe such processes, and such description will be set forth in Attachment B, to be attached to this Agreement subsequent to the date hereof. *

10   TERM
     ----

    10.1 TERM. Unless sooner terminated in accordance with the provisions of this Agreement, the initial term of this Agreement shall commence upon the date hereof and end on the fifth (5th) anniversary of the date hereof (such period of time being referred to as the "Term").

    10.2 EXTENDED TERM FOR CERTAIN PROVISIONS. As explicitly provided herein, certain provisions of this Agreement may have a longer term and shall survive the termination of other portions of this Agreement.

11   TITLE AND RISK OF LOSS
     ----------------------

          Title and risk of loss shall pass to Buyer upon delivery of the Products. Upon the conveyance of title to Products, Seller shall convey to Buyer all rights and title therein by appropriate documents with warranty of title, free and clear of all liens and encumbrances. Title to Seller's intellectual property, including software, patents, copyrights, trademarks and tradenames, shall not be conveyed to Buyer at any time.

12   PRODUCT SUPPORT
     ---------------

    12.1 TRAINING SUPPORT. Seller shall provide * training support to Buyer as provided below:

          12.1.1 TECHNICAL TRAINING. Seller will train Buyer's personnel in connection with the installation, re-programming, use, and maintenance of the Products. Consistent with the requirements of Section 12.3, Seller shall give Buyer a reasonable number of copies of Product documentation, including, but not limited to, re-programming and installation instructions, standards and specifications, maintenance procedures and

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                  usage instructions, except as Seller considers to be proprietary or confidential.

       12.1.2 SALES TRAINING. Seller shall train Buyer's sales personnel on the Products, including training materials for on-site sales personnel training, providing detailed feature and benefits summaries, configuration drawings, accessory descriptions, programming instructions and the like.

       12.1.3 CUSTOMER SERVICE TRAINING. Seller shall train Buyer's customer operations personnel, including training materials for on-site customer service training, providing detailed feature, configuration drawings, trouble shooting Q&A, and programming instructions.

       12.1.4  REPRODUCTION RIGHTS; UPDATED TRAINING MATERIAL.

               *

               Seller will provide Buyer with training documentation in both paper and electronic formats and for on-line documentation to be shared by multiple users. Seller will provide Buyer with updates to training manuals and training equipment and software at no charge to Buyer. Buyer will work with Seller to establish the training guidelines and modules. Seller will conduct training at
               Buyer's sites of choice with no                 each category of
               training defined in Sections 12.1.1 through 12.1.3. Seller will provide Buyer with *

                         Buyer will provide Seller with a single point of
               contact for updates and resolutions.

     12.2  TECHNICAL SUPPORT. Seller shall provide
           technical support to Buyer as described below:

               TELEPHONIC CONSULTATION. Beginning on the date hereof, Seller shall maintain, during normal business hours, a technical product support ("800") telephone "hotline" covering the Products. Buyer, by calling this number, shall have the ability to receive detailed technical support for Products, including answers to technical questions involving Product operation, fault diagnosis, inter-operability and other technical aspects of the Products.

     12.3 DOCUMENTATION. Seller shall supply Buyer with the documentation described below in both printed format and on upon magnetic storage medium. Where documentation exists in draft or preliminary form, it shall be supplied to Buyer in such draft or preliminary form, and updated as described in Section 12.4. All documentation supplied shall be in accordance with the best standards for similar Products, whether from Seller or other suppliers.

           12.3.1 TECHNICAL DOCUMENTATION. Except as Seller considers to be proprietary or confidential, technical documents to be supplied include, but are not limited to: block diagrams; service manual (including theory of operation); spare parts catalog; installation and preventive maintenance procedures; training manual; configuration guide; installation and planning guide; commercial/sales training instructions.

          12.3.2 FIRMWARE. Except as Seller considers to be proprietary or confidential, Seller shall provide to Buyer a firmware manual, including general description of firmware architecture, to the extent appropriate for the level of maintenance performed by Buyer.

          12.3.3 DELIVERY DATES AND REPRODUCTION. Complete sets of the documents described in Sections 12.3.1 and 12.3.2, inclusive, shall be delivered promptly on execution of this Agreement and in correspondence with any addition or modification to Products or the addition of new Products to this Agreement.

          12.3.4 SPARE PARTS. Seller shall prepare and provide to Buyer a recommended list of spare parts identifying the quantities and types recommended for maintenance of the Products the first large quantity shipment of Products.

          12.3.5 TECHNICAL BULLETINS AND NOTES. Except as Seller considers to be proprietary or confidential, Seller shall provide to Buyer, without charge, all technical bulletins and notes related to Products, whether issued periodically or aperiodically.

          12.3.6 TEST AND DIAGNOSTIC MODE INFORMATION. Except as Seller considers to be proprietary or confidential, Seller shall provide the information specified at Section 2.5 concerning the technical interface to Products, including test and diagnostic mode information.

    12.4 SURVIVAL AND EXTENDED TERM. Seller shall be responsible for revising and issuing its documentation and for providing Buyer with complete and up-to-date documentation as provided in Section 12.3 and for providing Buyer with technical support as provided in Section 12.2. Seller's obligations under Sections 12.2, 12.3 and this Section 12.4 shall survive the term of this Agreement and shall end five (5) years after the delivery of the last unit of any Product under this Agreement.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

13   TERRITORY AND TRANS-SHIPMENT
     ----------------------------

     13.1 TERRITORY. Buyer shall be appointed as a nonexclusive distributor of the Products in the Territory.

     13.2 NO TRANS-SHIPMENT. During the term of this Agreement, Buyer shall not knowingly trans-ship, sell, or otherwise transfer the Products outside the Territory, but Buyer may ship products within its Territory, even if outside of an MTA. *

14   WARRANTY AND SERVICE REPAIR
     ---------------------------

     14.1 PRODUCT WARRANTY. Without reducing the scope of warranties provided by Seller elsewhere in this Agreement or that may be imposed upon Seller at law or in equity, Seller hereby warrants to Buyer as follows:

           14.1.1 INTER-OPERABILITY TESTING. Seller shall certify that it has tested its PCS 1900 Products with PCS 1900 network infrastructure manufactured by Seller, Northern Telecom, Motorola, Nokia and AT&T, to the extent these manufacturers have a functioning PCS 1900 test system and are willing to cooperate with Seller in such compatibility testing, and that the results of such tests demonstrate proper inter-operability as of the date of testing. Seller shall periodically inform Buyer of the status of its compatibility testing and shall provide such information to Buyer when Seller introduces a new configuration Product.

           14.1.2 REGULATORY APPROVALS. Seller warrants that all Products have received all necessary regulatory approvals.

           14.1.3 COMPLIANCE. Seller warrants that all Products will work on the full PCS spectrum, Bands A through F, inclusive, except as may be specifically excluded on a product-by-product basis in Buyer's sole discretion.

           14.1.4 GOOD TITLE. Seller warrants that it has good title to the Products and the right to sell them to Buyer free of any proprietary rights of any other party, security interest, lien or any other encumbrance whatsoever.

           14.1.5 OPERATIONS WARRANTY. Seller warrants that Products furnished by Seller hereunder shall be free from defects in material, workmanship and title, and shall conform to its published specifications at its time of original purchase. Seller's obligations set forth below are conditioned on Buyer's giving written notice to Seller. *

                   Sellers obligations under this Section 14.1.5 shall not apply to any Product, or part thereof, which (i) has been modified or otherwise altered

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

               other than pursuant to Seller's written instructions or written approval, (ii) is normally consumed in operation or, (iii) is not properly stored, installed, used, maintained or repaired, or,
               (iv) has been subjected to any other type of misuse or detrimental exposure, or has been involved in an accident.

       14.1.6 If a Product fails to meet the foregoing Warranties, Seller shall correct the failure at its option (i) by repairing any defective or damaged part or parts thereof, or (ii) by making available at Seller's factory any necessary repaired or replacement parts. Any repaired or replacement part furnished hereunder shall be warranted for the remainder of the warranty period of the Products in which it is installed. Where such failure cannot be corrected by Seller's reasonable efforts, the parties will negotiate an equitable adjustment in price. To be eligible for no-charge labor, service must be performed by an authorized "Ericsson Servicer" approved for these purposes, at its place of business, during normal business hours for mobile or personal equipment.

    14.2 SOLE REMEDY; EXCESSIVE FAILURE RATES. Seller's sole and exclusive obligation under these Warranties is the repair or replacement of Products manufactured or shipped by Seller that are defective, and the return shipment of such repaired or replacement items; provided, however, in the event that more than *

                    Seller shall: *





    14.3 LIMITATION. THE WARRANTIES SET FORTH IN THIS SECTION 14 ARE THE ONLY WARRANTIES, EITHER EXPRESS OR IMPLIED, THAT ARE MADE BY SELLER TO BUYER AS TO THE PRODUCTS, AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR COMMON LAW, ARE HEREBY EXPRESSLY DISCLAIMED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

    14.4 EXTENDED WARRANTY. Seller shall offer Buyer and shall make available to Buyer's customers, either directly or through Buyer, optional extended warranty coverage for the Products in one (1) year increments at additional cost as specified in Attachment D.

    14.5 END-USER WARRANTY. In addition, each Product shall come with such warranty to the End-User, as Seller shall establish as its standard End-User warranty for the Products from time to time, the current such standard warranty to the End-User being substantially in the form attached hereto as Attachment H.

    14.6 SERVICE REPAIR AND REPLACEMENT. Seller shall maintain one or more authorized service centers. The authorized service centers shall be equipped to repair or exchange, at no cost to the owner of the Product, defective Products that are within the warranty period, as described above. For products requiring repair or replacement after expiration of the applicable warranty period, Seller's authorized service center shall implement an exchange and repaid policy at reasonable rates.

    14.7 Survival and Term. THE RIGHTS AND WARRANTIES GRANTED IN THIS SECTION 14 SHALL SURVIVE THE TERM OF THIS AGREEMENT AND SHALL REMAIN VALID FOR THE PERIODS DURING WHICH THE RIGHT OR WARRANTY IS PROVIDED AS DESCRIBED IN THIS SECTION 14.

14.15  TERMINATION; LIMITATION OF LIABILITY
       ------------------------------------

    15.1 DEFAULT. In the event of a monetary breach of this Agreement, the non-breaching party shall have the right to terminate this Agreement upon *

                 In the event of a non-monetary material breach of this Agreement, the non-breaching party shall have the right to terminate
          this Agreement *                        unless such breach and any
          intervening breaches have been cured within *

          provided, however, in the event that such breach shall not reasonably be capable of being cured within * the Agreement shall not terminate, unless the breaching party has failed to diligently pursue cure of the breach within * or in any event, has failed to cure the breach within * provided, further, however, that in the event of a breach under
          Section 23, the non-breaching party shall have the right to terminate this Agreement for cause immediately upon the occurrence of such breach.

     15.2  FAILURE TO PURCHASE *
          If, in any calendar year during the Term, Buyer purchases from Seller
          less than *                             Seller may, in its discretion,
          within *
                    terminate this Agreement upon written notice, in which event:

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

            (a)  Seller may decline any further orders for Product; and

            (b)  All orders scheduled to be shipped *
                         shall be shipped and otherwise provided according to
                 the terms of this Agreement, except that payment for such shipment shall be C.O.D.; and

            (c) For orders scheduled to ship more than Seller may cancel such orders by written notice included with the notice of termination referenced herein.

    15.3 BANKRUPTCY. Either party may terminate this Agreement by written notice in the event that the other party (i) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary proceeding under the Federal Bankruptcy code or under any other law relating to relief from creditors generally, or (iv) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the Federal Bankruptcy Code or under any other law relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

    15.4  LIMITATION OF LIABILITY.

          15.4.1 THE TOTAL LIABILITY OF SELLER, ON ANY AND ALL CLAIMS, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR PATENT INFRINGEMENT) OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY AGREEMENT RESULTING HEREFROM OR FROM THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR, REPLACEMENT OR USE OF THE PRODUCTS OR THE FURNISHING OF ANY SERVICE, SHALL NOT EXCEED THE PRICE ALLOCABLE TO THE PRODUCT OR SERVICE WHICH GIVES RISE TO THE CLAIM. EXCEPT AS TO TITLE, ANY SUCH LIABILITY SHALL TERMINATE UPON THE EXPIRATION OF THE APPLICABLE WARRANTY PERIOD SPECIFIED IN THE ARTICLE ENTITLED "WARRANTY".

          15.4.2 Where a remedy, including a series of optional remedies or multiple remedies, is set forth in the Agreement, and/or the Infrastructure Agreement, those remedies shall be the sole and exclusive remedies for the breach or event for

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

          which it is specified. Where no specific remedy is provided, the non-defaulting party shall have the right to recover from the defaulting party only its direct damages arising out of that breach or event. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR INFRINGEMENT) SHALL SELLER OR BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS, OF THE OTHER PARTY, REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.

    15.5 RIGHTS OF PARTIES UPON TERMINATION BY EITHER PARTY. In the event of a termination by Buyer or Seller pursuant to the terms hereof, the further obligations of the parties under this Agreement shall be terminated, except as may be specifically provided in this Agreement for provisions that survive termination. The obligation of the parties to maintain the confidentiality of information as provided in Section 16, however, shall continue as provided in Section 16.4. The parties shall make an equitable accounting of any sums due Seller for partial deliveries, such accounting to be completed *


16   CONFIDENTIALITY
     ---------------

     16.1 CONFIDENTIAL INFORMATION DEFINED. During the term of this Agreement and thereafter it may be necessary for the parties to mutually exchange certain information, data and material of a proprietary nature whether relating to marketing, technical, financial and other matters. To be treated as confidential hereunder ("Confidential Information"), information disclosed in writing shall be marked as confidential or proprietary, and the disclosing party shall indicate the confidential nature of verbal information at the time of disclosure. All Confidential Information shall:

          16.1.1 BE HELD IN CONFIDENCE. Be received and retained in the strictest confidence by the parties and will be deemed to be proprietary information of the disclosing party and the recipient(s) of such Confidential Information agree(s) that it (or they) will not disclose it to third parties and further, will treat such information, data or material as proprietary using the same degree of care that it (or they) would normally use in protecting its (or their) own proprietary information.

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

          16.1.2 LIMITED USE. Be used by the parties hereto solely for the purpose of implementing this Agreement.

     16.2 EXCEPTIONS. The provisions of Section 16.1 above shall not apply to any Confidential Information which:

              (a) Is known by the receiving party prior to the date hereof, and is not subject to or in violation of an obligation of confidentiality;

              (b) Is or becomes public knowledge other than by default of the receiving party;

              (c) Is obtained by the receiving party from a bona-fide third party having free right of disposal of such information;

              (d) Is wholly and independently developed by receiving party without reference to the Confidential Information; or

              (e) The receiving party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof, provided, however, that the recipient of the information shall first have given notice to the disclosing party and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued.

     16.3 SURVIVAL. This Section 16 shall survive any termination of this Agreement for a period of *

17   FORCE MAJEURE
     -------------

     17.1 FORCE MAJEURE. Neither of the parties hereto shall be liable for any damages or penalty for delay in performance of its obligations under this Agreement when such delay is due to acts of God, acts of civil or military authority, fires, floods, epidemics, war or riots, industry-wide strikes, lockouts or other labor disputes, delays in transportation or shortage of materials, or any other causes beyond the reasonable control of such party. The party so affected shall, upon giving prompt written notice to the other party of the delay and the cause therefore, be excused from performance to the extent of the prevention, restriction or interference; provided, however, that the party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. In the event of Force Majeure delays, the time for performance shall be extended by mutual agreement of the parties as provided above, but in no case shall the

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

          extension exceed a day-for-day extension based upon the duration of the act of Force Majeure.

    17.2 BUYER'S RIGHT TO TERMINATE FOR FORCE MAJEURE'. Should Force Majeure prevent Seller from timely performing under this Agreement, where the Force Majeure delays Seller's performance by such time that, in Buyer's reasonable judgment, Buyer has lost the benefit of the bargain or where the delay is such that Buyer must reasonably look to substitute supplies to protect Buyer's position, Buyer has the right to terminate this Agreement, notwithstanding the provisions of Section 17.1.

    17.3 SELLER'S RIGHT TO TERMINATE FOR FORCE MAJEURE'. Should Force Majeure prevent Buyer's performance under this Agreement for a period of more than *
               Seller has the right to terminate this Agreement, notwithstanding the provisions of Section 17.1.

18   PRODUCT LIABILITY INDEMNIFICATION
     ---------------------------------

     Notwithstanding anything to the contrary contained herein, Seller agrees to defend and indemnify Buyer, its officers, agents and employees, from and against any damages, claims, demands, liabilities and expenses (including reasonable attorneys' fees) that arise out of, or result from, the death or bodily injury to, or damage to tangible property of any third party resulting from solely from the use of a Product produced by Seller or Seller's affiliate, except (a) to the extent the defect is in a design or specification provided by Buyer or (b) the operation of the PCS network or system caused the use of the Product to result such injury or loss. Seller shall pay all costs, damages and reasonable attorneys' fees that a court awards as a result of such claim provided that: (i) Seller has sole control of the defense and related settlement negotiations; (ii) Buyer provides Seller with assistance, information and authority reasonably necessary for Seller to perform its obligations under this Section 18; and (iii) Buyer notifies Seller in writing within thirty (30) days of the discovery of the claim. Seller shall not be responsible for any settlement made without its consent.

19   INTELLECTUAL PROPERTY INDEMNIFICATION
     -------------------------------------

     19.1 Seller warrants that the Products furnished hereunder shall be delivered free of any rightful claim of any third party for infringement of any United States patent, copyright, trademark, or trade secret. If Buyer notifies Seller promptly of the receipt of any claim that the Products infringe a United States patent, copyright, trademark, or trade secret and gives Seller information assistance and exclusive authority to settle and defend such claim, Seller at its own expense shall defend, or may settle, any suit or proceeding against Buyer so far as based on a claimed infringement which breaches this warranty. If, in any such suit arising from such claim, the continued use of the Products for the purpose intended is enjoined by any court of competent jurisdiction, Seller shall, at its expense and option, either: (i) procure for Buyer the right to continue using the Products, or (ii) modify the Products so that they become non-infringing, or (iii) replace the Products or portions thereof so that they become non-infringing, or (iv) accept the return of the Products and refund the purchase price (less reasonable depreciation for use). The foregoing states the entire liability of Seller for patent, copyright, trademark, or trade secret infringement by the Products and is subject to any limitation of total liability set forth in this Contract.

    19.2 The preceding subsection 19.1 shall not apply to: (i) any portion of the Products that is manufactured to Buyer's design, or (ii) the use of the Products for a purpose not intended or in conjunction with any other apparatus or material not supplied by Seller to the extent that such conjoined use causes the alleged infringement. As to any portion of the Products or use described in the preceding sentence, Seller assumes no liability whatsoever for patent, copyright, trademark or trade secrets infringement.

    19.3 Seller will not be responsible for any compromise or settlement made without its written consent. In no event shall Seller indemnify purchaser for consequential damages.

20   DISPUTE RESOLUTION
     ------------------

    20.1 INTERNAL ESCALATION. In the event that a dispute arises over the interpretation or application of any provision of this Agreement or the grounds for termination hereof, any party may request that the parties meet within ten (10) days of such request and seek to resolve the dispute by negotiation of the appropriate officers of each party, with the request for resolution being passed to each officer at the next higher level of authority, in turn. Such meetings shall be attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within ten (10) days after the first such meeting, the parties have not succeeded in negotiating a resolution of the dispute, or if it has not been possible to schedule a meeting within ten (10) days following request thereof by a party, a party may request that such dispute be mediated in accordance with Subsection 20.2. Notwithstanding anything to the contrary contained in the foregoing, any disputes with respect to intellectual property rights shall be submitted to the courts and not subject to the provisions of Subsection 20.2, unless otherwise agreed by both Buyer and Seller.

    20.2 MEDIATION. If the attempts to resolve a dispute described in Subsection 20.1 fail, then such dispute will be mediated by a mutually acceptable mediator to be chosen by Seller and Buyer within twenty (20) days after written notice by either party demanding mediation. A party may not unreasonably withhold consent to the selection of a mediator, and Seller and Buyer shall share the costs of mediation equally. Each party shall pay its own attorneys' fees. By mutual agreement, however, Seller and Buyer may postpone mediation until each has completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with some other form of alternate dispute resolution, such as neutral fact-finding or mini-trial.

    20.3 ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties pursuant to Section 20.1 and 20.2, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association as set forth herein.

          20.3.1 SELECTION OF ARBITRATORS. Each party may select one arbitrator. Selection shall be completed within ten (10) days of the receipt of a demand for arbitration. If either party fails to select an arbitrator within such ten (10) day period, the one selected shall act as sole arbitrator. If two (2) arbitrators have been selected, the two arbitrators selected shall select a third within fifteen (15) days after their selection. If they fail to do so, the third arbitrator shall be selected by the American Arbitration Association. The arbitrators shall set a date of hearing no later than sixty
                  (60) days from the date all arbitrators have been selected and shall enter a decision within thirty (30) days at the end of the proceeding

          20.3.2 LANGUAGE. All proceedings shall be conducted in the English language.

          20.3.3 LOCATION. The arbitration shall take place at a location to be agreed upon by the parties. If the parties are unable to agree, the arbitrators shall select a location in the District of Columbia or the Counties of Arlington or Fairfax, Virginia for the arbitration.

          20.3.4 FRCP TO APPLY. In any such arbitration proceeding the arbitrators shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court; provided, however, that each party shall be entitled to no more than four (4) depositions upon oral examination of no more than one (1) day in length each.

          20.3.5 FINAL AWARD. The award of any arbitration shall be final, conclusive and binding on the parties hereto.

          20.3.6 REMEDY. The arbitrators may award any legal or equitable remedy. The arbitration award shall include an award of attorney's fees, in the amount of such fees, to the prevailing party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

          20.3.7 INJUNCTIVE RELIEF. Either party to an arbitration hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators decision. Any such action called pursuant to this paragraph shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration.

     20.4 CONTINUE TO PERFORM. The parties shall continue to perform all obligations under the Agreement pending the above-described dispute resolution proceedings, subject to full reservation of rights at law or under this Agreement.

21   NON-EXCLUSIVE AGREEMENT
     -----------------------

     This Agreement is a nonexclusive agreement. Buyer expressly reserves the right to contract with others for any of the goods or services it may require, including those that may duplicate Products.

22   INSURANCE
     ---------

     22.1 SELLER TO MAINTAIN. Seller shall maintain and keep in force all risk insurance, in form and substance and with insurers reasonably satisfactory to Buyer, covering all Products delivered to Buyer the risk of loss to which has not passed to Buyer, and shall furnish Buyer with proof that such insurance has been obtained and is in force.

     22.2 BUYER TO MAINTAIN. Upon risk of loss passing to Buyer, Buyer shall maintain and keep in force all risk insurance, in form and substance and with insurers reasonably satisfactory to Seller, covering all Products delivered to Buyer the title to which has not passed to Buyer, and shall furnish Seller with proof that such insurance has been obtained and is in force. Upon request from Seller, Seller shall be named a co-insured with respect to the amount of all unpaid invoices.

     22.3 LEVEL OF INSURANCE. Seller shall at all times while performing services on Buyer's premises carry insurance with limits not less than the limits described as follows:

              (a)  Employer's General Liability: Limits $1,000,000.

              (b)  Comprehensive General Public Liability:  $1,000,000 single limit bodily injury and property damage combined; such coverage shall include a broad form liability rider, completed operations coverage rider and contractual liability rider.

              (c)  An umbrella policy: with $1,000,000 single limit bodily injury and property damage combined.

              (d)  Workmen's Compensation: maintained at least at the level required by statute in the states in which Seller is to perform work under this Agreement.

     22.4 CERTIFICATES OF INSURANCE. Each party shall provide the other with certificates of insurance (i) evidencing the insurance to be carried under this Article 22, naming the other party as an additional insured and (ii) including provisions that such insurance policy shall not be subject to cancellation, expiration or reduction without thirty (30) days written notice to the other party.

     22.5 NO WAIVER. Notwithstanding the requirements as to insurance to be carried, the insolvency, bankruptcy or failure of any insurance company carrying insurance for either party, or failure of any such insurance company to pay claims accruing, shall not be held to waive any of the provisions of this Agreement or relieve either party from any obligations under this Agreement.

23   ASSIGNMENT
     ----------

     23.1 CONSENT REQUIRED. Except as otherwise expressly provided in this Agreement, no party shall have the right to assign its rights or delegate its duties under this Agreement or any Purchase Order hereunder, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that Seller hereby consents to Buyer's assignment of its rights and delegation of its duties either in whole or in part under this Agreement or any Purchase Order hereunder to any present or future Affiliate of such Buyer, provided that Buyer shall guarantee the payment by, and performance of, any such Affiliate and Buyer shall give written notice of any such assignment.

     23.2 INVALID WITHOUT COMPLIANCE. Any attempted assignment or delegation in contravention of this Section 23 shall be void and of no effect and shall be grounds for immediate termination by the non-breaching party, for cause, as provided in Section 15 hereof.

     23.3 ASSIGNS. Subject to the provisions of Section 23.1 above, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, if any, of the parties hereto.

24   NOTICES
     -------

     Except as otherwise provided in this Agreement, or applicable Purchase Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and mailed by certified mail, return receipt request, facsimile transmission upon confirmation of receipt, overnight courier or hand delivery to the parties at the addresses set forth below or at such other addresses as may be designated by the parties in writing:

To:  Seller:
          ERICSSON INC.
          Triangle Drive Address
          Research Triangle Park, NC 27709
          Attn: Carlton Peyton
          Phone: 919-990-7336
          Fax: 919-990-7456

To:  Buyer:
          Omnipoint Communications, Inc.
          Attn:  Stephen W. McCrudden
          Mountain Lakes Corporate Center
          49 Old Bloomfield Rd.
          Mountain Lakes, New Jersey  07046
          Phone: 201-257-2481
          Fax: 201-257-2425


          with a copy, which shall not constitute notice, to:

          Edwin M. Martin, Jr.
          Piper & Marbury L.L.P.
          1200 Nineteenth Street, N.W.
          Washington, DC  20036
          Fax:  (202) 223-2085

          Telephone:  (202) 861-3900

25   PUBLICITY
     ---------

     Except with respect to Co-Op Advertising (for which Seller is allowed to use Buyer's name in accordance with Buyer's guidelines), Seller shall submit to Buyer and Buyer shall submit to Seller, as the case may be, all advertising, sales promotion, press releases and other publicity relating to the subject matter of this Agreement wherein Buyer's or Seller's name or names (including the names of Affiliates) are mentioned or language, signs, markings or symbols are used from which the connection of a Buyer's or Seller's name or names therewith may, in Buyer's or Seller's judgment, as applicable, be reasonably inferred or implied. Seller or Buyer, as applicable, shall not publish or use such advertising, sales promotion, press release or publicity matter without Buyer's Seller's, as applicable, prior written approval, which approval may be withheld or delayed for any or no reason.

26   COMPLIANCE WITH LAWS; GOVERNING LAW
     -----------------------------------

     Each party shall comply with all applicable federal, state and local laws, regulations and codes, including the procurement of permits and licenses when needed, in the performance of this Agreement. Each party shall indemnify the other party against any loss or damage that may be sustained by reason of such party's failure to comply with such federal, state and local laws, regulations and codes. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws of New York or any other state.

27   WAIVERS OF DEFAULT
     ------------------

     Waiver by a party of any default by another party shall not be deemed a waiver by the non defaulting party of any other default. Failure of a party to exercise a right or remedy shall not be deemed a waiver of that right or remedy.

28   AMENDMENTS
     ----------

     No provisions of this Agreement or any Purchase Order shall be deemed waived, amended or modified by a party, unless such waiver, amendment or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment or modification.

29   ORDER OF PRECEDENCE
     -------------------

     During the Term, Buyer's purchase of Products from Seller shall be deemed to be purchased under the terms and conditions of this Agreement. The terms and conditions of Buyer's Purchase Order, Seller's acknowledgments, invoices or any other writings by either party which differ from the terms hereunder shall not be effective unless specifically accepted in writing by amendment to this Agreement made separate and apart from said terms and conditions and signed by all of the parties to this Agreement.

30   HEADINGS
     --------

     The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

31   SEVERABILITY
     ------------

     If any provision or any part of a provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire provision or the Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly, provided, that the deletion of such provision does not change the intent of the Agreement.

32   SURVIVAL
     --------

     The provisions contained in this Agreement that by their sense and context are intended to survive the cancellation or termination of this Agreement or any Purchase Order hereunder shall survive such Cancellation and termination.

33   LICENSE
     -------

     Except as specifically provided in Section 9 hereof, no licenses, express or implied, under any patents, copyrights, trademarks or trade secrets are granted by Buyer or Seller to the other hereunder.

34   PARTY RELATIONSHIP
     ------------------

     It is expressly understood that the parties intend by this Agreement to establish the relationship of independent contractors. No party shall have any authority to create or assume in the name of or on behalf of the other party any obligation, express or implied,

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

     nor to act or to purport to act as the agent or legally empowered representative of the other party hereto for any purpose whatsoever.

35   COUNTERPARTS
     ------------

     This Agreement may be executed in two (2) separate counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same instrument.

36   ATTACHMENTS AND INCORPORATION
     -----------------------------

     36.1 INCORPORATION. The following documents attached hereto are incorporated herein by reference and made a part of this Agreement with the same force and effect as though set forth in their entirety herein (such documents together with this Agreement are herein referred to as the "Agreement").

          ATTACHMENT  DESCRIPTION
          ----------  -----------
          Attachment A-1 Description of CH337/CF337 (specifications) Attachment A-2 Description of CH388/CF388 (specifications) Attachment A-3 Description of CA318 EFR (specifications)
          Attachment B  Forecasting and Ordering Processes (on an "if required basis")
          Attachment C  Dates for Completion of Attachments
          Attachment D  Prices
          Attachment E  *
          Attachment F  (Reserved)
          Attachment G  *
          Attachment H  End-user warranty
          Attachment I  Database Format
          Attachment J  Advertising Display Material
          Attachment K  Return Policy

     36.2 ORDER OF PRIORITY. In the event of any conflict or inconsistency among the provisions of this Agreement and the documents attached and incorporated herein, such conflict or inconsistency shall be resolved, by giving precedence to this Agreement and thereafter to the Attachments.

37   ENTIRE AGREEMENT
     ----------------

       This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof. All prior agreements, representations, statements, negotiations, understandings and undertakings are superseded hereby.

In Witness Hereof, the Parties Hereby Execute this Agreement Below.

SELLER:                                   BUYER:

Ericsson Inc.,                            Omnipoint Communications Inc.,
a Delaware Corporation                    a Delaware Corporation



By:  /s/Anders Torstensson             By:  /s/George F. Schmitt
     ------------------------------         -----------------------------------

Name: [Print]Anders Torstensson        Name: [Print]George F. Schmitt
      ------------------------------         ----------------------------------

Title:    Executive Vice President     Title:             President
        ----------------------------           -------------------------------

                                                     ATTACHMENT A-1 TO EXHIBIT 3

Attachment A-1
Omnipoint Communications Inc./Ericsson Inc.

         PCS 1900 SINGLE-MODE HANDSET SPECIFICATIONS - CH-337 / CF337

THE 337 FAMILY OF PHONES
- ------------------------

Ericsson is now selling its first generation PCS 1900 phone, the CH 337, in the US market. The CH 337 was the first commercially available PCS 1900 phone and was the first product used to place an official PCS 1900 call. The handset was also used for American Personal Communication's first commercial call during their network launch on November 15, 1995. This product is the market leader in size, weight, talk time and standby time

There will also be a flip version of this phone, the CF 337, with basically the same functionality as the CH 337 handset

1.1.  HANDSET GENERAL
- - Flip and non-flip style phones are offered to give a greater sense of physical differentiation. Changes in feature set, plastic housing color, and accessories can also be made to drive product derivatives into Basic and Advanced segments. Minimum volume requirements will vary depending on the degree and type of customization required .
- - The Ericsson 337 operates in all licensed PCS 1900 bands, A-F.
- - Battery life:
  ------------


- --------------------------------------------------------------------------------
CH337 & CF337                550mAh NiMH       600mAh NiMH       1200mAh NiMH
- --------------------------------------------------------------------------------
Standby with DRX

                             22 hours          24 hours          48 hours
- --------------------------------------------------------------------------------
Talk Time at
1.0W output
without DTX                  140 minutes       160 minutes       300 minutes
- --------------------------------------------------------------------------------

DRX - Discontinuous Reception, DTX-Discontinuous Transmission
Estimated battery performance for the 337-family of handsets as of 2Q.96.


- - Ericsson handsets are lightweight and compact and have been ergonomically designed to fit comfortably in the user's hand and against the ear and face.

1.2.  SIM
- - All Ericsson PCS 1900 handsets support mini-SIM cards as specified in the applicable GSM standards.
- - SIM cards are located underneath the battery where they are easily accessible, but well protected.

1.3.  KEYPAD
- - Keypad keys are raised, offer tactile response, depress to flush when pressed and facilitate one-handed operation of the phone.
- - The power up button must be pressed and held in order to power the phone on or off.
- - All Ericsson PCS 1900 models have a keyguard function. Calls to the emergency number can be made when the keypad is locked. Answering a call will automatically unlock the keypad. In addition, flip models offer an extra degree of keypad protection.
- - All Ericsson PCS 1900 models can insert special characters such as "+" and pause into numeric dialing strings.
- - Ericsson's MMI does not require a dedicated alpha key.
- - "Yes/YES" (i.e. Send) and "On Hook/No" (i.e. End) keys are color coded green and red respectively.
- - Keys are backlit to facilitate use in the dark; backlighting is activated automatically following a key press or incoming call and remains illuminated
  20 seconds.
- - Pips are molded into the 5 key and menu keys to facilitate tactile feel and use.

1.4.  DISPLAY
- - The 337 utilizes a 5 x 7 pixel dot matrix LCD with 3 rows of 12 characters. All icons are displayed in the same 3 by 12 area.
- - The display continuously shows: signal strength, battery status, SMS text message waiting (if any and supported by the network), voice message waiting (if any and supported by the network), and network/roaming information. Diverted call status is displayed during power on cycle and can be checked by accessing the menu system. Home zone indicators are not currently specified, but once standards are set, Ericsson intends to comply.
- - Display backlighting is activated automatically following a key press or incoming call and remains illuminated for 20 seconds.

1.5.  RING TONE AND AUDIBLE ALERTS
- - Ring level, pitch and melody are adjustable (8 choices of tones and melodies).
- - Two short beeps indicate that a voice or SMS message has been received.
- - It is possible to select silent ringing for voice-calling and SM. (In the silent mode the indicator light and backlight will flash.)
- - A vibrating accessory is planned for release on the US market during 1Q96.
- - Audible tones indicate keystroke confirmation and error alerts.

1.6.  VOLUME CONTROLS
- - The 337 utilizes two keys to control earpiece volume.
- - Ringing tone volume controls and silent ringing are provided as a menu functions.
- - Confidence tones can be turned off while alarm tones will always be supported.
- - The 337 stores separate settings for loudspeaker and microphone volume control for use with a handset and with the car kit.

1.7.  BASIC MMI
- - The 337 uses a unique patent pending user interface. This user friendly interface is the result o of extensive market research with a broad range of prospective users. Most of the 337 features are accessible through a multi-level menu system. The 36 character display shows the user what menu they are accessing and setting options.
- - Ericsson's MMI is designed to fulfill the needs of experienced cellular users as well as novice users, that is the MMI is designed to be both easy to use for quick interactions from a experienced user as well as intuitive for an inexperienced user. (See items 21 and 23.)
- - Most GSM based features are supported by the SIM card. In most cases these features can be activated and deactivated, that is hidden or shown, by settings on the SIM card. Ericsson's objective with the user interface is to remove unnecessary and unused features in order to reduce the complexity for the end user.
- - English, French, and Spanish language menus are currently supported.
  Language setting is supported by the menu system

1.8.  GREETING MESSAGE
- - A greeting message will be displayed on switch-on. This message is generally stored in the handset and editable by the user. Also, other features, such as Network Greeting (CPHS feature) have been supported for DCS vendors, where the handset will read and display the greeting from the SIM. This SIM based greeting can be presented as an editable or un-editable greeting and it can also be updated over the air via SMS class 2. Note that Network Greeting may require unique software and may therefore be volume dependent. Please also note that Network Greeting may become standardized for PCS 1900 and Ericsson then intends to support it as basic functionality.

1.9.  PIN MANAGEMENT
- - The 337 utilizes several PINs; one that locks the SIM and an additional "Security Code" that can be used to lock the phone. PINs are also required to activate or change features like Call Barring.
- - The 337 user has the ability to turn PINs on and off as well as change PINs. Note the SIM card may be programmed to block the user from changing the SIM's PIN code.

1.10.  NETWORK SELECTION
- - When the 337 locates an available network, the identity of the host network is displayed.
- - The home network will always be sought first.
- - Within the home network coverage area, the availability of other networks will not show on handset display. However, if the user initiates a search for alternate networks the phone will show all networks found. These networks may be classified as Home, Preferred, Ordinary, or Forbidden.
- - When roaming, the handset will display the Preferred PLMN as defined by the SIM card if a network on the Preferred PLMN List can be found. If no Preferred PLMN can be found, the handset will display any other, non forbidden, network it can find. Again, if the user initiates a search, the phone will show all the available networks as well as the classifications as defined by the SIM (Preferred, Ordinary, or Forbidden

1.11.  SERVICE AND SIGNAL QUALITY INDICATORS
- - The display indicates when the MS is in the signal coverage area and in the idle updated state by displaying the network identifier.
- - Signal strength indicators cover the signal range in a manner that provides a useful indication to the user.

1.12.  DIALING SEQUENCE
- - Digits on the display are dialed when the "Yes" button is pressed. Digits can be brought to the display by several methods: manually entering the number, recalling a number from stored memory, recalling a number from a Short
  Message, recalling a number from the last number dialed stack or missed call stack, and from the scratchpad (entered during the last call). The only exception is when single digits from 1 - 9 are on the display and "Yes" is pressed, the number stored in corresponding memory location is dialed.

1.13.  EMERGENCY CALLS
- - 911 calls can be made without a SIM and without a PIN.
- - Emergency calls are not prevented by SIM locking where another provider's SIM is inserted in the phone.

1.14.  OUTGOING CALLER ID
- - The 337 supports per-call CLID blocking and unblocking by supporting *67 and *82 dialing, that is the "star-codes" will be sent to the network as a b-party number, just as for any POT in a wireline network. In addition, the 337 supports the GSM based features of CLI-P and CLI-R, both with menu interface and the GSM */# base user interface.

1.15.  DTMF TONE SIGNALING
- - Currently the 337 gives the user the option of turning DTMF tone signaling on or off.

1.16.  ANSWERING CALLS
- - The backlighting and status indicator flash to indicate ringing in all cases (i.e. both with audible and silent ringing).
- - Any key answer is supported only when the handset is used with a handsfree (portable or vehicle) kit.
- - Caller ID or "call in progress" is displayed on screen when a call is received.
- - If the CLID matches a number stored in the SIM directory the 337 shows the caller's name and number.

1.17.  USER MSISDN
- - MSISDN can be stored by the operator on the SIM over the air (via SMS class
  2) and will not be editable by the user, if this is specified in the SIM. If the SIM card supports it, it is possible to change or enter a new number via the keypad.

1.18.  TOTAL CALL TIME
- - Call duration (from connection) is displayed while the call is in progress and remains on the display for a short time after the call is completed. Total and last call time can be checked by accessing the menu system.

1.19.  USE OF STORED DIRECTORIES
- - Due to a general lack of memory on the SIM cards, the 337 will store speed-dial information both on the SIM and in the phone (planned phone book size is 100 entries).
- - When received, short messages are first stored in the phone. When the user reads the message he/she has the option of deleting the message or saving it on the SIM.
- - The supplementary service, fixed dialing, is scheduled to be available in the 388 product platform.
- - Memory locations 1 to 9 can be dialed by simply entering the single digit and pressing the "Yes" button. (All other memory locations can be recalled to the display and dialed by pressing 'Yes').
- - Speed dial numbers can be recalled to the display by entering the first one or two letters of the name, as appropriate. Entries can then be scrolled in alphabetical order.
- - Any number entered or recalled to the display can be stored in the directory (the handset prompts the user to enter the name and automatically suggests the next available memory location.)
- - The last 10 dialed numbers and last 10 missed calls are automatically stored and available for redialing or permanent storage. Also, it is very simple for the user to dial the last called or the last received number (assuming CLI was presented) if for any reason the call is interrupted or disconnected.
- - The scratchpad features allows the user to enter a number into the handset during a call for subsequent storage or dialing.

1.20.  ADVICE OF CHARGE
- - Advice of charge information is supported and AoC Charging is planned to be supported during 1996.

1.21.  CALL BARRING AND DIVERSION
- - The 337 supports both GSM SS call barring and call diversion through a standard menu interface as well as the GSM */# codes.(Barring and divert menus can be suppressed via the SIM, using the customer service profile).
- - As specified by the GSM standard, */#-codes are supported. Additional North American wireline commands are supported as B-party numbers as long as they are supported by the wireless switch and more than 2 characters.
- - Call diversion is supported for all conditions; unconditional, busy, off, and no reply.

1.22.  CALL WAITING/HOLD
- - The handset supports call waiting and hold.  Typically:
     - user will hear alert tone and display will indicate a second call (with CLI, if applicable)
     - user will press 'Yes' to answer second call and 'Yes' to toggle between callers
     -  display indicates which caller is live and which is on hold.
- - While a call is in progress, the user is able to put caller on hold and place a second outgoing call using the 'Yes' key to toggle between the two parties. The first call can be put on hold by pressing the 'Yes' key (if the display is clear of numbers), dialing the number and pressing the 'Yes' key to place the call. Alternatively, the user could enter the number while on the first call, press 'Yes' to put the first call on hold and place the second call.

1.23.  CONFERENCE CALLING
- - Ericsson plans to support conference calling and call transfer by no later than the introduction of the 388 platform.

1.24.  SMS MESSAGE SERVICE
- - Fax and Data are currently supported on all models.
- - When an SMS message arrives the phone beeps twice to alert the user and an 'envelope' icon is displayed. The SMS audible alert can be turned of completely if the user so desires.
- - When the user receives a message two short beeps are heard and the display shows "Message, Read?". Pressing "YES" displays the first message. The user can then erase the message or store it on the SIM.
- - If a phone number is embedded in the SMS message, the user can dial the number directly by pressing the 'Yes' key.
- - Currently the phone number imbedded in the SMS message must be dialed before it can be saved in the phone book memory.
- - SMS-MO is supported.

1.25.  VOICE MAIL ALERT
- - The phone supports SMS voice message notification as specified in the CPHS. When voice mail is received, the phone emits two short beeps and the indicator lamp on top of the phone flashes rapidly. A tape recorder icon is also displayed on the LCD.
- - If the phone number to voice mail is stored on the SIM the LCD will display "Voice mail, Check?". Pressing the "Yes" key automatically connects the user to the voice mail system.

1.26.  SMS SIM CARD AND HANDSET UPDATE
- - Ericsson currently supports and will continue to support SMS Class 2, SIM specific messages. This standard is currently used in North America and Europe for over-the-air programming of SIM cards. When a Class 2 SMS is received it will not trigger the SMS notification in the phone, i.e. the user will not be notified that an SMS has been received. Faults or failures will cause specific error messages to be returned, according to the GSM specification.

1.27.  CELL BROADCASTS
- - Certain types or all cell broadcast messages can be rejected via a menu function.

1.28.  HOME ZONES
- - The feature Home Zone is currently not supported by the basic Ericsson software since there is no standardized feature for the US market (J-STD-007). Ericsson plans to support standards regarding Home Zone when these are approved. Ericsson may however be willing to customize software to support Home Zone before standards are set, this is however volume pending.

1.29.  CAR KIT AND OTHER ACCESSORIES
- - Vehicle handsfree install kits and a portable handsfree kits (earpiece and microphone) are available for all phones (note that these kits do not typically include the external (car) antenna.
- - Competent users may install car kits; however, Ericsson typically recommends professional installations.
- - All volume control for the car kit is done through the handset. Separate control settings are stored for handset and car kit operation.
- - A range of slim, regular and high capacity batteries, mains powered and vehicle battery powered rapid chargers, PCMCIA modem cards with cables, carrying cases, clips etc. are available.

1.30.  TIME
- - The 337 includes a built in clock which displays the time in 24-hour or AM/PM format

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

1.31.  ABILITY TO ACCEPT ONLY SIMS FROM PARTICULAR OPERATOR, NETWORK OR RESELLER
- - Ericsson currently supports a SIM lock where the phone is locked to a specific network identity, that is the MCC and the MNC for a specific operator.
- - Handsets can be pre-locked on delivery from the manufacturer, with minimum volume commitments or the handsets can be locked by the operator or the user directly from the keypad (when a SIM with the network identity that the handset shall be locked to is inserted in the handset).
- - If an incorrect SIM is used, the handset will not allow calls, except for 911 emergency calls.
- - The operator will be provided with a disk containing a list of unlock codes for each handset.
- - This specific code can be entered by the user or the operator to unlock the phone.
- - Ericsson plans to comply with the anticipated changes to SIM Lock standards for the North American market that the N-PAG are currently working with.

PCS 1900 SINGLE-MODE HANDSET SPECIFICATIONS - CF-337

The specifications for the CF-337 are the same as the CH-337 with the following exceptions:

 . The front plastic design includes a flip cover over the keypad.

 . The addition of a separate power key.

The package includes:

                                       *

ATTACHMENT A-2 TO EXHIBIT 3

Attachment A-2
Omnipoint Communications Inc./Ericsson Inc.

                    CH388/CF388 (EFR) HANDSET SPECIFICATIONS

                          (To be provided by Ericsson)

                                                     ATTACHMENT A-3 TO EXHIBIT 3

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

Attachment A-3
Omnipoint Communications Inc./Ericsson Inc.

              PCS 1900 SINGLE-MODE HANDSET SPECIFICATIONS - CA-318

The specifications for the CA-318s are the same as the CH-337 with the following exceptions:

 . Dual Full Rate and Enhanced Full Rate Vocoders
 . Enhanced Display
 . 9.6 Kbps data rate

The package includes:

                                       *

                                                       ATTACHMENT B TO EXHIBIT 3

Attachment B
Omnipoint Communications Inc./Ericsson Inc.

                       Forecasting and Ordering Processes

             (To be developed when needed pursuant to Section 9.10)

                                                       ATTACHMENT C TO EXHIBIT 3

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

Attachment C
Omnipoint Communications Inc./Ericsson Inc.

                      Dates for Completion of Attachments


Attachment                             Completion Date
- ----------                             ---------------
A-2                                           *
A-3                                           *
B                                             *
C                                             *
D                                             *
E                                             *
F                                             *
G                                             *
H                                             *
I                                             *
J                                             *
K                                             *

ATTACHMENT D TO EXHIBIT 3

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

Attachment D
Omnipoint Communications Inc./Ericsson Inc.

                                       *

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                                       *

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                                       *

ATTACHMENT E TO EXHIBIT 3

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

Attachment E
Omnipoint Communications Inc./Ericsson Inc.

                            SAMPLE TESTING PROTOCOL

                                       *

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                                       *

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

                                       *

ATTACHMENT F TO EXHIBIT 3

Attachment F
Omnipoint Communications Inc./Ericsson Inc.

                                   (Reserved)

ATTACHMENT G TO EXHIBIT 3

                          *CONFIDENTIAL INFORMATION;
                          HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE COMMISSION

Attachment G
Omnipoint Communications Inc./Ericsson Inc.

                                       *

                                                       ATTACHMENT H TO EXHIBIT 3

Attachment H
Omnipoint Communications Inc./Ericsson Inc.

                               End-User Warranty


                              WARRANTY CONDITIONS

Dear Customer,

Should your Ericsson PCS Phone need warranty service, you should send the Product to any Company Authorized Service facility. For information, either contact the store from which you purchased the Product, or call 1-800-227-3663 (U.S. only) or 804-845-3663. The Product in all cases must be accompanied by the following items: Your name, address, telephone number, bill of sales bearing the serial number, date of delivery, or reasonable proof of these dates, and a detailed description of the problem.

Our Warranty

This warranty is extended by Ericsson, Inc. ("the Company") to the original purchaser for use only. Ericsson warrants this product to be free of defects in material and workmanship at the time of its original purchase and for the subsequent period of one (1) year.

All accessories excluding batteries for the Product are covered for a period of one (1) year from the date of purchase. Batteries for handheld units are covered for a period of ninety (90) days from the date of purchase.

What we will do

If, during the period of Warranty, this product proves defective under normal use and service due to improper materials or workmanship, the Company will repair or replace the defective item with a new or factory rebuild replacement.

Conditions

1. In the event the Company repairs or replaces the Product, the repaired or replaced Product shall be warranted under the limited warranty for the remainder of the warranty period of the warranted cellular telephone or for ninety (90) days, whichever is longer. Repair may include the replacement of parts or components with functionally equivalent reconditioned parts or components.

2. This warranty does not cover any failure of equipment not supplied by the Company, nor does it cover failure of the Product due to misuse (including use in other than the normal and customary manner, neglect, accident, improper installation, repair, alteration, modification or adjustment). Since the cellular system on which the Product is to operate is provided by a carrier independent from the Company, we will not be responsible for the operation, availability coverage, services or range of that system.

3. Company Product, equipment or parts are often sold, installed and serviced by independent contractors (service stations) and not by the Company, therefore, the Company does not warranty in any way the installation, modifications, maintenance, or service performed by non-Company authorized service stations, nor does the Company warranty any other equipment subsequently attached thereto or modifications of normal installation whether done by the service station or anyone else.

4. THERE ARE NO OTHER EXPRESS WARRANTIES, WHETHER WRITTEN OR ORAL, OTHER THAN THIS PRINTED LIMITED WARRANTY. ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED TO THE DURATION OF THIS LIMITED WARRANTY. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR COMMERCIAL LOSS, TO THE FULL EXTENT THOSE DAMAGES CAN BE DISCLAIMED BY LAW.

     Some states do not allow the exclusion or limitation of incidental or consequential damage, or limitation of the duration of implied warranties, so the preceding limitations or exclusions may not apply to you. This warranty gives you specific legal rights, and you may also have other rights which may vary from state to state.

                                                       ATTACHMENT I TO EXHIBIT 3

Attachment I
Omnipoint Communications Inc./Ericsson Inc.

                                Database Format

                       (To be supplied by Ericsson Inc.)

                                                       ATTACHMENT J TO EXHIBIT 3

Attachment J
Omnipoint Communications Inc./Ericsson Inc.

                          ADVERTISING DISPLAY MATERIAL

                       (To be supplied by Ericsson Inc.)

                                                       ATTACHMENT K TO EXHIBIT 3

Attachment K
Omnipoint Communications Inc./Ericsson Inc.

                                 RETURN POLICY


Recognizing that product sold to our customers is done so in good faith, the return of stock is considered contrary to the original purchase terms. However, at your request, Ericsson Cellular Phones will consider the return of customer's inventory under certain market conditions. Ericsson will only consider credit returns if our customer has demonstrated active promotion and proper positioning of our product.

This agreement is necessitated by the cost prohibitive nature of stock returns and covers the blanket guidelines for processing a return. As a partner with Ericsson interested in growing our relationship and respective businesses, customers are asked to share the cost of this burden.

Note that each request for return must be specifically agreed to by the Ericsson customer representative and Ericsson management. To obtain approval for a specific restock return for credit, a customer signed agreement in accordance with the following return guidelines is required:

 . The product must be in current production and direct purchased by customer within the last 90 days. If product is determined to been purchased from other suppliers, product will be returned to customer.

 . The product must be in new, immediate resoluble condition including original packaging and master cartons.

 . Credit will be applied at the current customer wholesale (market) price less a 10% restocking charge to cover basic handling and restocking.

 . A return authorization will be provided by your sales representative. It will be valid for 30 days from issuance.

 . Stock is to be returned to the Ericsson Product Return Center, Industrial
  Drive, Richardson, TX.

 . No custom products are returnable under this policy.

Credit will be provided to customer's account within thirty (30) days.

                                      -1-